DULCIN IZMIR CORPORATION




NUMBER                                                       SHARES



Incorporated under the laws
Of the state of Florida             SEE REVERSE FOR CERTAIN DEFINITIONS


This Certifies that




Is the record holder of

Fully Paid and Nonassessable Shares of Common Stock $.001 par value of Dulcin Izmir Corporation

(hereinafter and on the back hereof called the ?Corporation?) transferable on the books of the Corporation in person or by duly authorized attorney, upon the surrender of this Certificate properly
endorsed.   This Certificate and the shares represented hereby are
issued and shall be subject to all of the provisions of the Articles of Incorporation of the Corporation and of the amendments thereto (copies of which are on file at the office of the Transfer Agent), to all of
which the holder, by acceptance hereof, assents.   This Certificate is
not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:   October 30, 2000



Maria Camila Maz                                     Maria Camila Maz
Secretary                                            President
Corporate Seal